Exhibit 99.1 - Financing Disclosure

Pro forma historical revenue ($mm)

Note: 2013E revenue based on midpoint of Dealertrack public guidance and management estimate for DDC

Pro forma historical EBITDA ($mm)

Note: 2013E EBITDA based on midpoint of Dealertrack’s Adj. EBITDA public guidance and management estimate for DDC’s EBITDA (refer to Section 13 for DDC’s EBITDA bridge).

Pro forma historical cash flows (EBITDA – capex), excluding synergies

% EBITDA	54%	61%	59%[1]

Note: Dealertrack 2013E figures based on midpoint of Dealertrack’s Adj. EBITDA public guidance and management estimate for DDC’s EBITDA (refer to Section 13 for DDC’s EBITDA bridge).

1 Does not include synergies.

Dealer.com stand-alone summary financial information

Revenue ($mm)

% growth	NA	44%	30%

EBITDA ($mm)

% margin	22%	20%	19%

EBITDA - Capex ($mm)

% EBITDA	29%	66%	65%

1.	Dealer.com historical financial overview

Balance sheet

	December 31,
($000s)	2013Est.	2012Act.	2011Act.
Assets
Current assets
Cash and cash equivalents	$50,803	$46,734	$23,455
Accounts receivable–net	29,658	20,500	12,349
Prepaid expenses and other current assets	8,294	2,855	2,055
Income tax receivable	2,087	2,072	6,427
Deferred income taxes	1,500	1,656	2,241
Total current assets	$92,342	$73,817	$46,527
Property and equipment–net	42,490	37,684	35,584
Internal use software–net	7,953	5,938	5,950
Goodwill	6,948	949	850
Intangibles, net	5,499	-	-
Other assets	339	762	520
Total assets	$155,571	$119,150	$89,431

Liabilities and stockholder’s equity
Current liabilities
Current portion of notes payable	$626	$605	$581
Accounts payable	21,937	9,501	5,484
Accrued expenses	14,296	16,622	12,330
Deferred revenue	4,045	7,138	3,074
Other liabilities	3,793	1,024	914
Total current liabilities	$44,697	$34,890	$22,383
Income tax payable	2,009	5,448	4,686
Deferred revenue–net of current portion	252	551	2,636
Notes payable–net of current portion	9,949	10,575	11,179
Deferred income taxes	2,962	1,291	3,190
Other long-term liabilities	1,599	702	-
Total liabilities	$61,468	$53,457	$44,074
Stockholder’s equity
Common stock	$15	$14	$14
Additional paid-in capital	42,328	31,379	18,144
Retained earnings	63,574	46,114	29,619
Treasury stock, at cost	(11,814)	(11,814)	(2,420)
Total stockholder’s equity	$94,103	$65,693	$45,357
Total	$155,571	$119,150	$89,431

Statement of operations

	Year ended December 31,
($000s)	2013Est.	2012Act.	2011Act.
Revenue
Website services	$131,316	$109,164	$86,961
Advertising and media services	107,775	73,473	40,110
Total revenue	$239,091	$182,637	$127,071
Cost of revenue
Website services	$36,976	$28,609	$20,166
Advertising and media services	91,458	60,816	32,499
Total cost of revenue	$128,434	$89,425	$52,665

Gross profit	$110,657	$93,212	$74,406

Operating expenses
Sales and marketing	$38,317	$29,304	$24,771
Research and development	20,048	17,529	10,450
General and administrative	20,608	19,442	17,770
Total operating expenses	$78,973	$66,275	$52,991

Income from operations	$31,684	$26,937	$21,415

Other (expense) income
Interest expense–net	$(505)	$(426)	$(391)
Other income (expense)	(8)	10	(2)
Total other expense	$(513)	$(416)	$(393)
Income before provision for income taxes	$31,171	$26,521	$21,022
Provision for income taxes	(13,711)	(10,027)	(9,380)
Net income	$17,460	$16,494	$11,642

EBITDA reconciliation

	Year ended December 31,
($000s)	2013Est.	2012Act.	2011Act.
Net income	$17,460	$16,494	$11,642
Provision for income taxes	13,711	10,027	9,380
Interest expense–net	505	426	391
Other income (expense)	8	(10)	2
Depreciation and amortization	10,743	8,928	6,263
EBITDA	$42,427	$35,865	$27,678

Statement of cash flows

	Year ended December 31,
($000)	2013Est.	2012Act.	2011Act.
Cash flows from operating activities:
Net income	$17,460	$16,494	$11,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	$10,743	$8,928	$6,263
Loss on impairment of internal use software	130	317	-
Bad debt expense	194	(38)	364
Amortization of debt issuance costs	41	-	-
Stock based compensation	3,929	3,241	1,683
Deferred income taxes	1,828	(1,316)	1,454
Excess tax benefit of options exercised	(1,331)	(2,620)	(2,061)
Changes in operating assets and liabilities:
Accounts receivable	$(9,352)	$(8,113)	$(4,722)
Prepaid expenses and other current assets	(3,867)	(799)	(689)
Income taxes	(2,122)	7,737	(3,032)
Other assets	424	(242)	(352)
Accounts payable	8,487	4,806	(2,018)
Accrued expenses	(3,684)	4,293	4,708
Deferred revenue	(3,392)	1,980	1,134
Other liabilities	2,916	812	186
Net cash provided by operating activities	$22,404	$35,480	$14,560

Cash flows from investing activities:
Decrease in restricted cash	$-	$-	$4,334
Purchase of property and equipment	(7,388)	(7,568)	(14,520)
Capitalization of internal use software	(6,314)	(4,552)	(5,233)
Payments for acquisitions, net of cash acquired	(7,614)	(100)	(850)
Net cash used in investing activities	$(21,316)	$(12,220)	$(16,269)

Cash flows from financing activities:
Repurchase of common stock	$-	$(2,750)	$-
Proceeds from exercise of stock options	2,809	730	664
Tax benefit of exercised stock options	1,331	2,620	2,061
Repayment on notes payable and capital leases	(962)	-	-
Debt issuance costs	(198)	(580)	(565)
Net cash provided by financing activities	$2,980	$20	$2,160

Increase in cash and cash equivalents	$4,068	$23,280	$451
Cash and cash equivalents, beginning of period	$46,735	$23,455	$23,004
Cash and cash equivalents, end of period	$50,803	$46,735	$23,455